Investor Presentation Acquisition of Iowa First Bancshares Corp. November 1, 2021

2 Forward Looking Statements Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this presentation that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may include information about MidWestOne’s and IOFB’s possible or assumed future economic performance or future results of operations, including MidWestOne’s or IOFB’s future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows, and MidWestOne’s and IOFB’s future capital expenditures and dividends, future financial condition and changes therein, including changes in MidWestOne’s and IOFB’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for MidWestOne’s and IOFB’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on MidWestOne’s and IOFB’s operations, results of operations, financial condition, and future economic performance, statements about the benefits of the merger, and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim”, “anticipate”, “estimate”, “expect”, “goal”, “guidance”, “intend”, “is anticipated”, “is expected”, “is intended”, “objective”, “plan”, “projected”, “projection”, “will affect”, “will be”, “will continue”, “will decrease”, “will grow”, “will impact”, “will increase”, “will incur”, “will reduce”, “will remain”, “will result”, “would be”, variations of such words or phrases (including where the word “could”, “may”, or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that MidWestOne and IOFB make are based on our current expectations and assumptions regarding MidWestOne’s and IOFB’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect MidWestOne’s or IOFB’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement, the outcome of any legal proceedings that may be instituted against MidWestOne or IOFB, delays in completing the merger, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger) and shareholder approval or to satisfy any of the other conditions to the merger on a timely basis or at all, the possibility that the anticipated benefits of the merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where MidWestOne and IOFB do business, the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger and MidWestOne’s ability to complete the acquisition and integration of IOFB successfully. Each of MidWestOne and IOFB disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on MidWestOne, and factors which could affect the forward-looking statements contained herein can be found in MidWestOne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021 and June 30, 2021 and its other filings with the SEC.

3 Transaction Overview 1) Assumes fully-phased in cost savings; excludes transaction costs 2) Based on cross-over method; includes impact of transaction costs and day 2 CECL reserve 3) Assumes normalized TCE / TA ratio of 8.50%, opportunity cost of cash of 1.50% and terminal multiple of 10.0x price / earnings 4) ROATCE accretion calculated for first full year after closing; excludes transaction costs 5) As of September 30, 2021; based on simple summation excluding purchase accounting adjustments Strategic Rationale Compelling Financial Returns Low Risk • Meaningful EPS accretion: > 10% in first full year after closing ¹ • Minimal TBV dilution: < 1% with dilution earn-back period < 1 year ² • Expected IRR: > 17% ³ • > 130bps accretive to ROATCE ⁴ • Acquisition of Iowa First Bancorp Corp. (“IOFB”), the holding company of two 150+ year old banks in deposit-rich markets with a complementary geographic fit to our franchise footprint • Strong core deposit funding which can be leveraged through our commercial lending and business banking segment to result in meaningful earnings accretion • Improves our market share in Iowa with a mix of in-market and fill-in branch locations • Low risk integration due to familiarity with markets, thorough due diligence, and IOFB’s relative size (< 10% of combined assets) ⁵ • Robust and exhaustive due diligence process • Increases scale and further leverages our infrastructure, with identified and achievable efficiencies • Attractively priced at 92% of TBV

Overview of Iowa First Bancshares, Inc.

Company Overview

Company Detail

- Iowa First Bancshares Corp. operates as the bank holding company for First National Bank of Muscatine and First National Bank in Fairfield
- First National Bank of Muscatine is headquartered in Muscatine, IA and was originally founded in 1870 [1]
- First National Bank in Fairfield is headquartered in Muscatine, IA and was founded in 1865

Dollars in Thousands
As of or for the quarter ended September 30, 2021

		First National Bank of Muscatine	First National Bank in Fairfield	Consolidated IOFB
Balance Sheet	Total Assets	$361,622	$157,579	$519,420
	Gross Loans excl. PPP	205,351	101,717	303,572
	Total Deposits	315,948	137,411	452,701
	Total Equity	39,203	14,835	52,194
	Loans excl. PPP / Deposits	65%	74%	67%
	TCE / TA	10.84%	9.44%	9.97%
Profitability and Operating Metrics	ROAA	0.95%	0.09%	0.63%
	ROAE	8.81%	0.89%	6.32%
	Efficiency Ratio	64.0%	93.6%	73.4%
	Net Interest Margin	3.05%	3.21%	3.07%
	Cost of Deposits	0.22%	0.35%	0.26%

Branch Footprint



Mason City
IOWA
Fort Dodge
Waterloo
Marshalltown
Cedar Rapids
Des Moines
Iowa City
Ottumwa
Burlington
Dubuque
First National Bank of Muscatine
First National Bank in Fairfield
FNB Muscatine (4 branches)
FNB Fairfield (1 branches)
MOFG (34 branches) [2]
Counties shaded green represent counties where MOFG has the #1 Deposit Market Share ranking [3]

IOFB Market Demographics by MSA [4]

MSA	Market Rank (#)	Branch Count (#)	Deposits in Market ($M)	Deposit Market Share (%)	'21 - '26 Proj. Pop. Δ (%)	2021 Med. HH Income ($)	'21 - '26 Proj. HH Income Δ (%)
Muscatine, IA	2	4	324	29.6	0.3	63,314	7.2
Fairfield, IA	3	1	137	22.8	3.1	46,147	0.6
Total / Wtd. Avg		5	461	27.6	1.1	58,122	4.4

MidWestOne FINANCIAL GROUP, INC.

1) Originally founded in 1870; current bank charter is dated based on the bank's reopening in 1933
2) Partial MOFG branch map includes Iowa branches
3) Deposit market share data per FDIC as of June 30, 2021 presented on a pro forma basis
4) Deposit market share data per FDIC as of June 30, 2021
Source: Company documents; S&P Global Market Intelligence

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5 Key Terms and Assumptions Consideration • 100% cash Transaction Value Estimated Cost Savings Purchase Accounting CECL Accounting Transaction Costs Timing • $47.583 million or $42.64 per IOFB share • $5.4 million, pre-tax • Expected closing Q1 2022 • 30% of IOFB’s noninterest expense base representing approximately $4.0 million on a pre-tax run-rate basis • Phased in 75% in 2022 and 100% annually thereafter • $2.9 million credit mark on PCD loans • $3.1 million gross credit mark on non-PCD loans; accreted over 4 years • Day 2 CECL reserve of 1.0x of the non-PCD credit mark equating to $3.1 million • 2.07% gross credit mark equating to $6.0 million • 0.96% interest rate mark on time deposits equating to $0.9 million amortized over 4 years • 0.50% core deposit intangible equating to $1.8 million amortized 10.0 years on a sum-of- years digits basis

6 14.4% accretive to 2022 EPS and 10.8% accretive to 2023 EPS ¹ 0.7% dilution to TBVPS at closing TBV dilution includes 100% of deal costs and Day 2 CECL reserve 0.75 years ² 7.6% TCE / TA and 12.9% Total RBC Ratio, at closing ⁵ 17.2% ³ 139bps accretive to ROATCE in 2023 ⁴ Pro Forma Impact 1) Assumes fully-phased in cost savings; excludes transaction costs and Day 2 CECL reserve; 2022 EPS accretion includes bargain purchase gain of approx. $3.3 million, after-tax 2) Based on cross-over method 3) Assumes normalized TCE / TA ratio of 8.50%, opportunity cost of cash of 1.50% and terminal multiple of 10.0x price / earnings 4) ROATCE accretion calculated for first full year after closing; excludes transaction costs 5) Assumes closing date of March 31, 2022; includes impact of transaction costs and day 2 CECL reserve TBV Impact TBV Earnback IRR Pro Forma Capital EPS Impact Profitability

Pro Forma Loan & Deposit Composition

Detail

FNB of Muscatine

2021Q3 Yield on Loans: 5.00%

2021Q3 Cost of Deposits: 0.22%

Loan Composition



$209M
1-4 Family 39.9%
Multifam. 5.1%
OO RE 11.0%
C & D 2.0%
NOO RE 11.8%
Farm & Ag. 8.2%
C & I 16.4%
Consumer 2.2%
Other 3.4%

Deposit Composition



$316M
Non-int. Bearing 9.6%
Transaction 4.0%
MMDA & Savings 68.2%
Time < 250K 15.9%
Time > 250K 2.3%

FNB in Fairfield

2021Q3 Yield on Loans: 5.01%

2021Q3 Cost of Deposits: 0.35%



$102M
1-4 Family 15.9%
Multifam. 2.0%
OO RE 1.6%
C & D 1.1%
NOO RE 11.3%
Farm & Ag. 57.8%
C & I 8.9%
Consumer 1.1%
Other 0.3%



$137M
Non-int. Bearing 27.9%
Transaction 31.9%
MMDA & Savings 22.2%
Time < 250K 16.1%
Time > 250K 1.9%

MidWestOne Financial Group, Inc.

2021Q3 Yield on Loans: 4.29%

2021Q3 Cost of Deposits: 0.26%



$3,327M
1-4 Family 15.8%
Multifam. 8.2%
OO RE 14.7%
C & D 4.4%
NOO RE 19.9%
Farm & Ag. 7.1%
C & I 18.7%
Consumer 2.0%
Other 9.1%



$4,981M
Non-int. Bearing 20.3%
Transaction 18.8%
MMDA & Savings 43.1%
Time < 250K 10.5%
Time > 250K 7.3%

Combined

2021Q3 Yield on Loans: 4.36%

2021Q3 Cost of Deposits: 0.26%



$3,638M
1-4 Family 17.2%
Multifam. 7.9%
OO RE 14.1%
C & D 4.2%
NOO RE 19.2%
Farm & Ag. 8.6%
C & I 18.3%
Consumer 2.0%
Other 8.6%



$5,434M
Non-int. Bearing 19.9%
Transaction 18.2%
MMDA & Savings 44.0%
Time < 250K 11.0%
Time > 250K 6.9%

MidWestOne FINANCIAL GROUP, INC.

Note: Based on regulatory loan and deposit composition as of September 30, 2021

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Historical Financial Performance

Dollar values in millions	FNB of Muscatine			FNB in Fairfield			Consolidated IOFB		
	2019	2020	2021Q3	2019	2020	2021Q3	2019	2020	2021Q3
Balance Sheet									
Total Assets	$322	$353	$362	$148	$158	$158	$471	$512	$519
Net Loans	243	222	204	106	97	100	349	318	304
Total Deposits	277	308	316	130	138	137	406	446	453
Gross Loans / Deposits	89%	73%	66%	84%	71%	74%	88%	73%	69%
Total Common Equity	37	38	39	15	15	15	50	51	52
Capital									
TCE / TA	11.59%	10.77%	10.84%	10.00%	9.32%	9.44%	10.44%	9.84%	9.97%
Leverage Ratio	11.70%	10.59%	10.82%	9.84%	9.20%	9.58%	10.50%	9.70%	9.93%
Tier 1 Capital Ratio	15.91%	18.04%	20.08%	13.46%	14.72%	14.47%	14.20%	16.20%	16.47%
Total Capital Ratio	17.16%	19.30%	21.35%	14.73%	15.98%	15.73%	15.47%	17.40%	17.73%
Bank Level CRE / RBC	113%	97%	95%	91%	102%	91%	--	--	--
Earnings & Profitability									
Net Income	$3.4	$3.1	$0.9	$0.5	($0.5)	$0.0	$3.5	$2.3	$0.8
ROAA	1.06%	0.91%	0.95%	0.32%	(0.37%)	0.09%	0.75%	0.48%	0.63%
ROAE	9.17%	8.26%	8.81%	3.31%	(3.68%)	0.89%	7.18%	4.64%	6.32%
Net Interest Margin	3.21%	2.88%	3.05%	3.48%	3.05%	3.21%	3.29%	2.93%	3.07%
Nonint. Inc. / Avg. Assets	0.97%	1.20%	0.84%	0.39%	0.33%	0.22%	0.74%	0.90%	0.60%
Nonint. Exp. / Avg. Assets	2.49%	2.41%	2.41%	2.88%	3.03%	3.05%	2.63%	2.61%	2.58%
Efficiency Ratio	61.8%	61.2%	64.0%	77.9%	94.7%	93.6%	68.4%	71.3%	73.4%
Asset Quality									
NPAs / Assets	2.62%	2.35%	2.25%	3.91%	3.88%	1.37%	2.92%	2.82%	1.98%
LLR / Loans	1.38%	1.90%	2.32%	2.38%	1.84%	1.72%	1.69%	1.88%	2.17%
NCOs / Average Loans	0.43%	0.10%	(0.02%)	0.33%	1.68%	0.18%	0.40%	0.57%	0.05%
Yield and Cost									
Yield on Loans	4.39%	4.31%	5.00%	4.91%	4.76%	5.01%	4.54%	4.47%	5.00%
Cost of Deposits	0.88%	0.60%	0.22%	0.94%	0.64%	0.35%	0.90%	0.61%	0.26%

MidWestOne FINANCIAL GROUP, INC.

Note: Historical financial data for the years ended December 31, 2019 and 2020 and for the quarter ended September 30, 2021

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